EXHIBIT 99.1

Spirit Airlines Reports September 2011 Traffic

Miramar, Florida (October 12, 2011) – Spirit Airlines (Nasdaq: SAVE) today reported its preliminary traffic results for September 2011 and year-to-date 2011.

Traffic (revenue passenger miles) in September 2011 increased 9.8 percent versus September 2010 on a capacity (available seat miles) increase of 3.4 percent.  Load factor for September 2011 was 82.5 percent, an increase of 4.8 points as compared to September 2010.

The following table summarizes Spirit’s traffic results for the month and year-to-date ended September 30, 2011 and 2010.

	September 2011	September 2010	Change
Revenue passenger miles (RPMs) (000)	575,463	524,150	9.8%
Available seat miles (ASMs) (000)	697,485	674,736	3.4%
Load Factor	82.5%	77.7%	4.8 pts
Passenger flight segments	643,998	544,529	18.3%

	YTD 2011	YTD 2010	Change
Revenue passenger miles (RPMs) (000)	6,040,203	4,809,049	25.6%
Available seat miles (ASMs) (000)	7,048,701	5,919,283	19.1%
Load Factor	85.7%	81.2%	4.5 pts
Passenger flight segments	6,347,384	5,046,556	25.8%

Third Quarter Guidance
Provided below is Spirit’s updated guidance for the quarter ended September 30, 2011 for  CASM, CASM ex-fuel, fuel price per gallon, fuel gallons, effective tax rate and share counts.  All data is based on preliminary estimates.  The company plans to announce third quarter results on October 27, 2011.

3Q11E
Operating Expense per ASM (CASM) (cents)
CASM	10.03 - 10.08
Less: Fuel expense per ASM*	4.33
CASM ex-fuel	5.70 - 5.75

Fuel Expense per Gallon($)
Fuel cost*	$3.32
Less: Unrealized mark-to-market (gains) and losses (1)	.05
Economic fuel cost	$3.27

Fuel gallons (thousands)	31,640

*Includes unrealized mark-to-market losses, fuel taxes, and into-plane fuel cost

3Q11E
Effective Tax Rate	38%

Wtd. Average Share Count (thousands)
Basic	72,175
Diluted	72,427

As compared to its previous guidance given on July 27, 2011, the Company’s estimated CASM ex-fuel range increased partly due to 1% less capacity than estimated, higher distribution costs driven by higher-than-expected revenue, and a higher number of maintenance events than anticipated.

About Spirit Airlines
Spirit Airlines (Nasdaq: SAVE) empowers customers to save money on air travel by offering ultra low base fares with a range of optional services for a fee, allowing customers the freedom to choose only the extras they value. This innovative approach grows the traveling market and stimulates new economic activity while creating new jobs.  Spirit's modern fleet, configuration and other innovations enable Spirit to burn less fuel per seat than competitors, making Spirit the most environmentally-friendly U.S. carrier.  Spirit’s all-Airbus fleet currently operates more than 175 daily flights to over 45 destinations throughout the U.S., Latin America and Caribbean.  Visit Spirit at www.spirit.com.

Footnotes
(1)	Unrealized mark-to-market (gains) and losses are comprised of estimated non-cash adjustments to aircraft fuel expense.

Forward-Looking Statements
Statements in this Current Report on Form 8-K, including all statements under the caption “Third Quarter Guidance” and the exhibits furnished herewith, contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which represent the Company’s expectations or beliefs concerning future events.  When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements.  Similarly, statements that describe our objectives, plans or goals, or actions we may take in the future, are forward-looking statements.  All forward-looking statements in this release are based solely upon the information available to the Company on the date of this release.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.  Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations, including the competitive environment in the airline industry; the Company’s ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company’s ability to generate non-ticket revenues; and government regulation.  Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s 10-Q filing dated July 27, 2011.

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Media Contacts:
Misty Pinson
Director, Corporate Communications
misty.pinson@spirit.com
954-628-4827/cell 954-918-9432

Manuel Jaquez
Senior Manager Commercial - Latin America
manuel.jaquez@spirit.com
954-628-4898

Investor Relations Contact:
DeAnne Gabel
Director, Investor Relations
InvestorRelations@spirit.com
954-447-7920